Exhibit B-9(c)
                    Entergy Gulf States, Inc.

                          $140,000,000
                      First Mortgage Bonds
                 6% Series due December 1, 2012


                       PURCHASE AGREEMENT


                                                November 20, 2002

ABN AMRO Incorporated
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation


c/o  ABN AMRO Incorporated
     55 East 52nd Street, 6th Floor
     New York, New York  10055

     Barclays Capital Inc.
     200 Park Avenue
     New York, New York  10166

Ladies and Gentlemen:

          The undersigned, Entergy Gulf States, Inc., a Texas corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers," which term, when the context permits, shall also include any purchasers substituted as hereinafter in Section 11 provided), an aggregate of $140,000,000 principal amount of the Company's First Mortgage Bonds, 6% Series due December 1, 2012 (the "Bonds").

          The Bonds will be offered and sold without being registered under the Securities Act of 1933, as amended (the "Securities Act"), only to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") in compliance with Rule 144A. In connection with the offering and resale of the Bonds, the Company has prepared an offering memorandum dated the date hereof (including the documents incorporated therein by reference as of the date hereof, the "Offering Memorandum") setting forth or incorporating by reference information regarding the Company and the transactions described herein. The Company confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Bonds by the Initial Purchasers in accordance herewith. All references in this Purchase Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the termination of the offering of the Bonds.

          SECTION 1. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company shall issue and sell to each of the Initial Purchasers, and each Initial Purchaser shall purchase from the Company, at the time and place herein specified, severally and not jointly, the Bonds at 98.807% of the principal amount thereof in the principal amount set forth opposite the name of such Initial Purchaser in
Schedule I attached hereto. The Company is advised by the Initial Purchasers that the Bonds will be offered on the terms set forth in the Offering Memorandum as soon as practicable after this Purchase Agreement is entered into as in the judgment of the Initial Purchasers is advisable.

          SECTION 2. Description of Bonds. The Bonds shall be issued under and pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Sixty-second Supplemental Indenture, dated as of November 15, 2002 (the "Supplemental Indenture"). Said Indenture of Mortgage as so amended and supplemented is hereinafter referred to as the "Mortgage." The Bonds and the Supplemental Indenture shall have the terms and provisions described in the Offering Memorandum provided that subsequent to the date hereof and prior to the Closing Date (as defined herein) the form of the Supplemental Indenture may be amended by mutual agreement between the Company and the Initial Purchasers.

          Holders of the Bonds will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") to be dated as of the Closing Date between the Company and the Initial Purchasers, pursuant to which the Company will agree pursuant to the terms thereof to file with the Commission (i) a registration statement under the Securities Act registering an issue of first mortgage bonds of the Company which are identical in all material respects to the Bonds (except that such exchange first mortgage bonds will not contain terms with respect to transfer restrictions or additional interest) and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act.

          SECTION  3.   Representations  and  Warranties  of  the
Company.   The  Company represents and warrants  to  the  several
Initial  Purchasers, and covenants and agrees  with  the  several
Initial Purchasers, that:

          (a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas and has the necessary corporate power and authority to conduct the business that it is described in the Offering Memorandum as conducting and to own and operate the properties owned and operated by it in such business and is in good standing and duly qualified to conduct such business as a foreign corporation in the State of Louisiana.

           (b) The Offering Memorandum has been prepared by the Company for use by the Initial Purchasers in connection with the offering and resale of the Bonds. No order or decree preventing the use of the Offering Memorandum, or any order asserting that the transactions contemplated by this Purchase Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

           (c) After the time of effectiveness of this Purchase Agreement and during the time specified in Section 5(b) hereof, the Company will not amend or supplement the Offering Memorandum without prior notice to the Initial Purchasers and to Pillsbury Winthrop LLP ("Counsel for the Initial Purchasers"), or effect any such amendment or supplement to which Counsel for the Initial Purchasers shall reasonably object on legal grounds in writing.

           (d) The Offering Memorandum, as of the date hereof, does not, and at the Closing Date, as it may then be amended or supplemented, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser or on its behalf specifically for use in connection with the preparation of the Offering Memorandum, as it may be then amended or supplemented. The documents incorporated or deemed to be incorporated by reference into the Offering Memorandum, on the date filed with the Commission pursuant to the Exchange Act, fully complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations did or will be deemed to comply therewith, and no such documents incorporated or deemed to be incorporated by reference into the Offering Memorandum, on such dates, contained or will contain, respectively, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (e) The issuance and sale of the Bonds and the fulfillment of the terms of this Purchase Agreement and the Registration Rights Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Mortgage or any indenture or other agreement or instrument to which the Company is now a party.

           (f) Except as set forth or contemplated in the Offering Memorandum, as it may be then amended or supplemented, the Company possesses adequate franchises, licenses, permits, and other rights to conduct its business and operations as now conducted, without any known conflicts with the rights of others that could have a material adverse effect on the Company.

          (g) The Company maintains systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such internal controls and processes have been designed to ensure that material information relating to the Company is made known to the officers of the Company certifying reports to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

           (h) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on behalf of the Initial Purchasers) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or could be integrated with the offering and sale of the Bonds in a manner that would require the registration of the Bonds under the Securities Act, or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Bonds, or acted in any manner involving a public offering of the Bonds within the meaning of Section 4(2) of the Securities Act.

          (i) The Bonds are eligible for resale pursuant to Rule 144A, and at the Closing Date, such Bonds will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

           (j) Assuming the accuracy of the representations of the Initial Purchasers contained herein, and compliance by the Initial Purchasers with their agreements hereunder, the offer, sale and delivery of the Bonds to the Initial Purchasers and the initial resales of the Bonds by the Initial Purchasers, each in the manner contemplated by this Purchase Agreement, do not require registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

           (k) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Bonds, will not distribute any offering material in connection with the offering and sale of the Bonds other than the Offering Memorandum.

          SECTION 4. Time and Place of Closing; Delivery of the Bonds and Payment Therefor; Resale by Initial Purchasers. (a) Delivery of the Bonds and payment of the purchase price therefor by wire transfer of immediately available funds shall be made at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York, at 10:00 A.M., New York time, on November 26, 2002 or at such other time on the same or such other day as shall be agreed upon by the Company and ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers. The hour and date of such delivery and payment are herein called the "Closing Date."

          The Bonds shall be delivered to ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, for the account of the Initial Purchasers, in book-entry only form through the facilities of The Depository Trust Company ("DTC") in New York, New York. The certificate for the Bonds shall be in the form of one typewritten global bond in fully registered form, in the aggregate principal amount of the Bonds, and registered in the name of Cede & Co., as nominee of DTC. The Company agrees to make the Bonds available to ABN AMRO Incorporated and Barclays Capital Inc. for checking not later than 2:30 P.M., New York time, on the last business day preceding the Closing Date at such place as may be agreed upon between ABN AMRO Incorporated and Barclays Capital Inc. and the Company, or at such other time and/or date as may be agreed upon between ABN AMRO Incorporated and Barclays Capital Inc. and the Company.

          (b) With respect to the initial resale of the Bonds, each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that:

          (i) it is a QIB and is purchasing the Bonds pursuant to Section 4(2) of the Securities Act;

          (ii) it has not offered, sold or delivered, and will not offer, sell or deliver, any Bond in the United States or to, or for the account or benefit of U.S. persons, except to persons whom the Initial Purchasers reasonably believe to be QIBs in compliance with Rule 144A or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when it reasonably believes that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and that has agreed to the transfer restrictions relating to the Bonds contained in the Offering Memorandum;

          (iii) neither it nor any of its affiliates nor any person acting on its or their behalf has made or will make offers or sales of the Bonds by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act); and

          (iv) it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Bonds or distributes or cause to be distributed the Offering Memorandum.

           The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6 hereof, counsel to the Company and Counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

          SECTION  5.   Covenants  of the Company.   The  Company
covenants and agrees with each Initial Purchaser that:

           (a) The Company will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will deliver to the Initial Purchasers as many copies of the Offering Memorandum (and any amendments or supplements thereto) as the Initial Purchasers may reasonably request.

          (b) At any time prior to the completion of the initial resales of the Bonds by the Initial Purchasers to purchasers, if any event relating to or affecting the Company, or of which the Company shall be advised by the
     Initial Purchasers in writing, shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances when it is delivered to a purchaser of the Bonds, the Company will amend or supplement the Offering Memorandum and furnish to the Initial Purchasers a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Offering Memorandum, so that, as supplemented or amended, the Offering Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading. Unless such event relates solely to the activities of the Initial Purchasers (in which case the Initial Purchasers shall assume the expense of preparing any such supplement or amendment), the expenses of complying with this Section 5(b) shall be borne by the Company until the expiration of nine months from the time of effectiveness of this Purchase Agreement, and such expenses shall be borne by the Initial Purchasers thereafter.

           (c) At any time within six months of the date hereof, the Company will furnish such proper information as may be lawfully required by, and will otherwise cooperate in qualifying the Bonds for offer and sale under, the blue sky laws of such jurisdictions as the Initial Purchasers may reasonably designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

           (d) The Company will, except as herein provided, pay all fees, expenses and taxes (except transfer taxes) in connection with (i) the preparation of the Offering Memorandum and any amendments or supplements thereto, (ii) the printing, issuance and delivery of the Bonds and the preparation, execution, printing and recordation of the Supplemental Indenture, (iii) legal counsel relating to the qualification of the Bonds under the blue sky laws of various jurisdictions in an amount not to exceed $3,500,
     (iv) the printing and delivery to the Initial Purchasers of reasonable quantities of copies of the preliminary (and any supplemental) blue sky survey, and the Offering Memorandum and any amendment or supplement thereto, except as otherwise provided in paragraph (b) of this Section 5, (v) the rating of the Bonds by one or more nationally recognized statistical rating agencies and (vi) filings or other notices (if any) with or to, as the case may be, the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the terms of the offering. Except as provided above, the Company shall not be required to pay any of the expenses of the Initial Purchasers, except that, if this Purchase Agreement shall be terminated in accordance with the provisions of Section 6, 7 or 10 hereof, the Company will reimburse the Initial
     Purchasers for (A) the reasonable fees and expenses of Counsel for the Initial Purchasers, whose fees and expenses the Initial Purchasers agree to pay in any other event, and
     (B) reasonable out-of-pocket expenses in an aggregate amount not exceeding $15,000, incurred in contemplation of the performance of this Purchase Agreement. The Company shall not in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits.

          (e) The Company will not sell any first mortgage bonds (other than the Bonds) without the consent of ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, for a period beginning on the date hereof and ending on the Closing Date.

          (f) As soon as practicable after the Closing Date, the Company will make all recordings, registrations and filings necessary to perfect and preserve the lien of the Mortgage and the rights under the Supplemental Indenture, and the Company will use its best efforts to cause to be furnished to the Initial Purchasers a supplemental opinion of counsel for the Company, addressed to the Initial Purchasers, stating that all such recordings, registrations and filings have been made.

           (g) As long as the Bonds are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to holders of the Bonds and prospective purchasers of the Bonds designated by such holders, upon the request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless such information is contained, at the time of such request, in documents filed by the Company with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

           (h) The Company will not, and will ensure that any of its affiliates (as defined in Rule 501(b) of Regulation D) do not, directly or through any agent, solicit any offer to buy or offer to sell the Bonds by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (i) The Company will refrain, and cause its affiliates (as defined in Rule 501(b) of Regulation D) to refrain, from selling, offering for sale or soliciting offers to buy or otherwise negotiating in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Bonds in a manner that would require the registration of the Bonds under the Securities Act.

           (j) For a period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to purchase, agree to purchase or otherwise acquire any of the Bonds which constitute "restricted securities" under Rule 144 under the Securities Act unless, immediately upon such purchase, the Company or such affiliate submits such Bonds to the Trustee for cancellation.

          (k) The Company will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Bonds.

          SECTION 6. Conditions of the Initial Purchasers' Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Bonds shall be subject to the accuracy on the date hereof and on the Closing Date of the representations and warranties made herein on the part of the Company and of any certificates furnished by the Company on the Closing Date and to the following conditions:

           (a) At the Closing Date, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Bonds, an order of the Commission under the Public Utility Holding Company Act of 1935 (the "Holding Company Act") authorizing the issuance and sale of the Bonds on the terms set forth in, or contemplated by, this Purchase Agreement.

           (b) At the Closing Date, the Initial Purchasers shall have received from Mark G. Otts, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., and Thelen Reid & Priest LLP opinions, dated the Closing Date, substantially in the forms set forth in Exhibits A and B hereto, respectively (it being understood that Mr. Otts may rely on an opinion of Orgain, Bell & Tucker, L.L.P. as to matters in his opinion relating to Texas law provided that the Initial Purchasers are addressees to, or are otherwise entitled to rely on, such opinion), (i) with such changes therein as may be agreed upon by the Company and the Initial Purchasers with the approval of Counsel for the Initial Purchasers, and (ii) if the Offering Memorandum shall be supplemented after being furnished to the Initial Purchasers for use in offering the Bonds, with changes therein to reflect such supplementation.

           (c) At the Closing Date, the Initial Purchasers shall have received from Counsel for the Initial Purchasers an opinion, dated the Closing Date, substantially in the form set forth in Exhibit C hereto, with such changes therein as may be necessary to reflect any supplementation of the Offering Memorandum prior to the Closing Date.

           (d) At the Closing Date, the Initial Purchasers shall have received from Deloitte & Touche LLP, the Company's independent certified public accountants (the "Accountants"), a letter dated the Closing Date and addressed to the Initial Purchasers to the effect that (i) they are independent certified public accountants with respect to the Company under Rule 101 of the American Institute of Certified Public Accountants (the "AICPA") Code of Professional Conduct and its interpretations and rulings;
     (ii) in their opinion, the financial statements and financial statement schedules audited by them and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations thereunder; (iii) on the basis of performing the procedures specified by the AICPA for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the latest unaudited financial statements, if any, incorporated by reference in the Offering Memorandum, a reading of the latest available interim unaudited financial statements of the Company, the minutes of the meetings of the Board of Directors of the Company, the Executive Committee thereof, if any, and the stockholder of the Company, since December 31, 2001 to a specified date not more than five days prior to the date of such letter, and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter and, accordingly, that the Accountants make no representations as to the sufficiency of such procedures for the purposes of the Initial Purchasers), nothing has come to their attention which caused them to believe that, to the extent applicable, (A) the unaudited financial statements of the Company (if any) incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder; (B) any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles; and (C) at a specified date not more than five days prior to the date of the letter, there was any change in the capital stock of the Company, increase in long-term debt of the Company, or decrease in its net assets or shareholders' equity, in each case as compared with amounts shown in the most recent balance sheet incorporated by reference in the Offering Memorandum, except in all instances for changes or decreases which the Offering Memorandum discloses have occurred or may occur, for declarations of dividends, for the amortization of premium or discount on long-term debt, for any increases in long-term debt in respect of previously issued pollution control, solid waste disposal or industrial development revenue bonds, or for changes, increases or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (iv) stating that they have compared specific dollar amounts, percentages of revenues and earnings and other financial information pertaining to the Company (x) set forth in the Offering Memorandum, and (y) set forth in documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act as specified in Exhibit D hereto, in each case, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

           (e) At the Closing Date, the Initial Purchasers shall have received a certificate signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, to the effect that (i) the representations and warranties of the Company contained herein are true and correct, (ii) the Company has performed and complied with all agreements and conditions in this Purchase Agreement to be performed or complied with by the Company at or prior to the Closing Date and (iii) since the most recent date as of which information is given in the Offering Memorandum, as it may then be amended or supplemented, there has not been any material adverse change in the business, property or financial condition of the Company and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business, in each case other than as referred to in, or contemplated by, the Offering Memorandum, as it may then be amended or supplemented.

           (f) At the Closing Date, the Initial Purchasers shall have received duly executed counterparts of the Supplemental
     Indenture and the Registration Rights Agreement.

           (g) Between the date hereof and the Closing Date, no default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under the Mortgage (as defined therein) shall have occurred.

           (h) On or prior to the Closing Date, the Initial Purchasers shall have received from the Company evidence reasonably satisfactory to the Initial Purchasers that the Bonds have received ratings of Baa3 or better from Moody's Investors Service, Inc. and BBB- or better from Standard & Poor's Ratings Services.

           (i) Between the date hereof and the Closing Date, neither Moody's Investors Service, Inc. nor Standard & Poor's Ratings Services shall have lowered its rating of any of the Company's outstanding first mortgage bonds in any respect.

           (j) Between the date hereof and the Closing Date, no event shall have occurred with respect to or otherwise affecting the Company, which, in the reasonable opinion of ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, materially impairs the investment quality of the Bonds.

           (k) All legal matters in connection with the issuance and sale of the Bonds shall be satisfactory in form and substance to Counsel for the Initial Purchasers.

           (l)   The Company shall furnish the Initial Purchasers
     with   additional   conformed  copies  of   such   opinions,
     certificates, letters and documents as may be reasonably requested.

          If any of the conditions specified in this Section 6 shall not have been fulfilled, this Purchase Agreement may be terminated by ABN AMRO Incorporated and Barclays Capital Inc., on behalf of the Initial Purchasers, upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (d) of Section 5 and in Section 9.

          SECTION 7. Condition of the Company's Obligations. The obligations of the Company hereunder shall be subject to the condition that, at the Closing Date, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Bonds, an order of the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds on the terms set forth in, or contemplated by, this Purchase Agreement.

          In case the condition specified in this Section 7 shall not have been fulfilled, this Purchase Agreement may be terminated by the Company upon notice thereof to the Initial Purchasers. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (d) of Section 5 and in Section 9.

          SECTION 8.  Indemnification.

          (a) The Company shall indemnify, defend and hold harmless the Initial Purchasers and each person who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which each Initial Purchaser or any or all of them may become subject under the Exchange Act or any other statute or common law and shall reimburse the Initial Purchasers and any such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Initial Purchaser specifically for use in connection with the preparation of the Offering Memorandum or any amendment or supplement thereto. No indemnity by the Company to the Initial Purchasers and any person who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act hereunder shall apply in respect of the Offering Memorandum furnished by an Initial Purchaser to a person to whom any of the Bonds are sold, insofar as such indemnity relates to any untrue or misleading statement or omission made in the
Offering Memorandum but eliminated or remedied prior to the consummation of such sale in any amendment or supplement thereto, unless a copy of such amendment or supplement (excluding documents incorporated by reference in the Offering Memorandum) is furnished by such Initial Purchaser to such person on or before the confirmation of such sale.

          (b) Each Initial Purchaser shall indemnify, defend and hold harmless the Company, its directors and officers and each person who controls the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Exchange Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Initial Purchaser specifically for use in connection with the preparation of the Offering Memorandum or any amendment or supplement thereto.

          (c) In case any action shall be brought, based upon the Offering Memorandum (including amendments or supplements thereto), against any party in respect of which indemnity may be sought pursuant to any of the preceding paragraphs, such party (hereinafter called the indemnified party) shall promptly notify the party or parties against whom indemnity shall be sought hereunder (hereinafter called the indemnifying party) in writing, and the indemnifying party shall have the right to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying party) the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses. If the indemnifying party shall elect not to assume the defense of any such action, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action in which the defense has been assumed by the indemnifying party and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel has been specifically authorized by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include each of such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such indemnified party (plus any local counsel retained by such indemnified party in its reasonable judgment)). The indemnified party shall be reimbursed for all such fees and expenses as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (d) If the indemnification provided for under subsections (a), (b) or (c) in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting the discounts and commissions received by the Initial Purchasers in respect of the offering but before deducting expenses) to the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Purchase Agreement. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of the Initial Purchasers and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section  8(d) were determined by pro rata allocation  or  by  any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no
Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds purchased by such Initial Purchaser and distributed pursuant to the terms hereof exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchasers to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

          SECTION 9. Survival of Certain Representations and Obligations. Any other provision of this Purchase Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 8 of, and the representations and warranties and other agreements of the Company contained in, this Purchase Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by the Initial Purchasers or on their behalf or by or on behalf of the Company or its directors or officers, or any of the other persons referred to in Section 8 hereof and (ii) acceptance of and payment for the Bonds and (b) the indemnity and contribution agreements contained in Section 8 shall remain operative and in full force and effect regardless of any termination of this Purchase Agreement.

          SECTION 10. Termination. This Purchase Agreement shall be subject to termination by written notice from ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, to the Company, if (a) after the execution and delivery of this Purchase Agreement and prior to the Closing Date, (i) trading generally shall have been suspended on the New York Stock Exchange by The New York Stock Exchange, Inc., the Commission or other governmental authority, (ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by The New York Stock Exchange, Inc., the Commission or other governmental authority, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States shall have occurred, (iv) there shall have occurred any material outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, is material and adverse, or (v) any material adverse change in financial, political or economic conditions in the United States or elsewhere shall have occurred and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the reasonable judgment of ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, impracticable to market the Bonds. This Purchase Agreement shall also be subject to termination, upon notice by ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, as provided above, if, in the judgment of ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, the subject matter of any amendment or supplement (prepared by the Company) to the Offering Memorandum issued after the effectiveness of this Purchase Agreement by the Company shall have materially impaired the marketability of the Bonds. Any termination hereof, pursuant to this Section 10, shall be without liability of any party to any other party, except as otherwise provided in paragraph (d) of Section 5 and in
Section 9.

          SECTION 11. Default of Initial Purchasers. If any Initial Purchaser shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of Bonds that it has agreed to purchase and pay for hereunder, and the aggregate principal amount of Bonds that such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Bonds, the other Initial Purchasers shall be obligated to purchase the Bonds that such defaulting Initial Purchaser agreed but failed or refused to purchase; provided that in no event shall the principal amount of Bonds that such Initial Purchaser has agreed to purchase pursuant to Schedule I hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Bonds without written consent of such Initial Purchaser. If such Initial Purchaser shall fail or refuse to purchase Bonds and the aggregate principal amount of Bonds with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Bonds, the Company shall have the right (a) to require the non-defaulting Initial Purchasers to purchase and pay for the respective principal amount of Bonds that they had severally agreed to purchase hereunder, and, in addition, the principal amount of Bonds that the defaulting Initial Purchaser shall have so failed to purchase up to a principal amount thereof equal to one-ninth of the respective principal amount of Bonds that such non-defaulting Initial Purchasers have otherwise agreed to purchase hereunder, and/or (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the principal amount of Bonds that such defaulting Initial Purchaser had agreed to purchase, or that portion thereof that the remaining Initial Purchasers shall not be obligated to purchase pursuant to the foregoing clause (a). In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Initial Purchasers within 24 hours (excluding any Saturday, Sunday, or legal holiday) of the time when the Company learns of the failure or refusal of any Initial Purchaser to purchase and pay for its respective principal amount of Bonds, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Purchase Agreement. In the absence of such election by the Company, this Purchase Agreement will, unless otherwise agreed by the Company and the non-defaulting Initial Purchasers, terminate without liability on the part of any non-defaulting party except as otherwise provided in paragraph (d) of
Section 5 and in Section 9. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of its default under this Purchase Agreement.

          SECTION 12. Miscellaneous. THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PURCHASE AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Purchase Agreement shall become effective when a fully executed copy hereof is delivered to the Initial Purchasers by the Company. This Purchase Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Purchase Agreement shall inure to the benefit of each of the Company, the Initial Purchasers and, with respect to the provisions of Section 8, each director, officer and other persons referred to in Section 8, and their respective successors. Should any part of this Purchase Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Purchase Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Purchase Agreement. The term "successor" as used in this Purchase Agreement shall not include any purchaser, as such purchaser, of any Bonds from the Initial Purchasers.

          SECTION 13. Notices. All communications hereunder shall be in writing and, if to the Initial Purchasers, shall be mailed or delivered to ABN AMRO Incorporated and Barclays Capital Inc., as representatives of the Initial Purchasers, at the addresses set forth at the beginning of this Purchase Agreement to the attention of Linda Dawson, in the case of ABN AMRO Incorporated, and Transaction Management, in the case of Barclays Capital Inc., or, if to the Company, shall be mailed or delivered to it at 639 Loyola Avenue, New Orleans, Louisiana 70113,
Attention: Treasurer, or, if to Entergy Services, Inc., shall be mailed or delivered to it at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Treasurer.


                                   Very truly yours,


                                   Entergy Gulf States, Inc.


                                   By: /s/ Frank Williford
                                      Name:  Frank Williford
                                      Title: Assistant Treasurer


Accepted as of the date first above written:


ABN AMRO Incorporated
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation


By: ABN AMRO Incorporated


By: /s/ David Wood
   Name:  David Wood
   Title: Managing Director


By: Barclays Capital Inc.


By: /s/ James Glascott
   Name:  James Glascott
   Title: Managing Director

                           SCHEDULE I

                    Entergy Gulf States, Inc.
                $140,000,000 First Mortgage Bonds
                 6% Series due December 1, 2012


Name of Initial Purchasers       Principal Amount of Bonds
ABN AMRO Incorporated              $49,000,000
Barclays Capital Inc.               49,000,000
BNP Paribas Securities Corp.         8,400,000
BNY Capital Markets, Inc.            8,400,000
Credit    Lyonnais   Securities      8,400,000
(USA) Inc.
Scotia Capital (USA) Inc.            8,400,000
SG Cowen Securities Corporation      8,400,000
                                  ------------
                          TOTAL   $140,000,000
                                  ============

                                                        EXHIBIT A






             [Letterhead of Entergy Services, Inc.]



                                                November __, 2002



ABN AMRO Incorporated
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation

c/o  ABN AMRO Incorporated
     55 East 52nd Street, 6th Floor
     New York, New York  10055

     Barclays Capital Inc.
     200 Park Avenue
     New York, New York  10166

Ladies and Gentlemen:

     I, together with Thelen Reid & Priest LLP, of New York, New York, and Orgain, Bell & Tucker, L.L.P., of Beaumont, Texas, have acted as counsel for Entergy Gulf States, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale to you pursuant to a Purchase Agreement, effective November 20, 2002 (the "Purchase Agreement"), between the Company and you, of $140,000,000 aggregate principal amount of its First Mortgage Bonds, 6% Series due December 1, 2012 (the "Bonds"), issued pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Sixty-second Supplemental Indenture, dated as of November 15, 2002 (the "Supplemental
Indenture") (the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the "Mortgage"). This opinion is rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In my capacity as such counsel, I have either participated in the preparation of or have examined and am familiar with: (a) the Company's Restated Articles of Incorporation and the Company's By-laws, as amended; (b) the Purchase Agreement; (c) the Registration Rights Agreement; (d) the Mortgage; (e) the Offering Memorandum; (f) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Company and the execution and delivery by the Company of the Supplemental Indenture, the Purchase Agreement and the Registration Rights Agreement; and (f) the proceedings before and the order entered by the Commission under the Holding Company Act relating to the issuance and sale of the Bonds by the Company. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this opinion. I have not examined the Bonds, except a specimen thereof, and I have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of natural persons, the conformity with the originals of all documents submitted to me as copies and the authenticity of the originals of such latter documents. In making my examination of documents and instruments executed or to be executed by persons other than the Company, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof by such person, and the due execution and delivery by or on behalf of such person of each such document and instrument. In the case of any such other person that is not a natural person, I have also assumed, insofar as is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such other person was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon the ability of such other person to execute, deliver and/or perform such other person's obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by oral agreement, conduct or course of dealing of the parties thereto, although I have no knowledge of any facts or circumstances that could give rise to such amendment.

     As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Company (including but not limited to those contained in the Purchase Agreement and the Mortgage and certificates delivered at the closing of the sale of the Bonds) and appropriate public officials without independent verification of such matters except as otherwise described herein.

     Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, I intend to signify that no information has come to my attention or the attention of any other attorneys acting for or on behalf of the Company or any of its affiliates that have participated in the negotiation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Mortgage, in the preparation of the Offering Memorandum or in the preparation of this opinion letter that would give me, or them, actual knowledge that would contradict such opinions. However, except to the extent necessary in order to give the opinions hereinafter expressed, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.

     In rendering the opinion set forth in paragraph (2) below, I have relied upon reports and/or opinions by counsel who historically acted on behalf of the Company in real estate transactions and transactions involving the Mortgage and in whom I have confidence, including Orgain, Bell & Tucker, L.L.P, Texas counsel for the Company, and information from officers of the Company responsible for the acquisition of real property and/or maintenance of records with respect thereto, which I believe to be satisfactory in form and scope and which I have no reason to believe are inaccurate in any material respect. I have not, for purposes of rendering such opinion, conducted an independent examination or investigation of official title records (or abstracts thereof) with respect to property (i) acquired by the Company prior to the date of the most recent report and/or opinions of counsel, (ii) as to which title insurance has been obtained or (iii) the aggregate purchase price of which was not material.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, I am of the opinion that:

               (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas, has due corporate power and authority to conduct the business that it is described as conducting in the Offering Memorandum and to own and operate the properties owned and operated by it in such business and is in good standing and duly qualified to conduct such business as a foreign corporation in the State of Louisiana.

               (2) The Company has good and sufficient title to the properties described as owned by it in and as subject to the lien of the Mortgage (except properties excepted from and released under the terms of the Mortgage), subject only to Permitted Encumbrances as defined in the Mortgage and to minor defects and encumbrances customarily found in properties of like size and character that do not materially impair the use of such properties by the Company in the conduct of its electric and gas utility business. The description of such properties set forth in the Mortgage is adequate to constitute the Mortgage as a lien thereon; and subject to paragraph (3) hereof, the Mortgage, subject only to such minor defects and Permitted Encumbrances, constitutes a valid, direct and first mortgage lien upon said properties, which include substantially all of the permanent physical properties and franchises of the Company (other than those expressly excepted). All permanent physical properties and franchises (other than those expressly excepted) acquired by the Company after the date of the Supplemental Indenture will, upon such acquisition, become subject to the lien of the Mortgage, subject, however, to such Permitted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and except as may be limited by bankruptcy law.

               (3) (a) It will be necessary to record the Supplemental Indenture in the land title records in each Parish in Louisiana in which is located tangible immovable property of the Company that is subjected to the lien of the Mortgage by the granting clauses of the Mortgage (including the granting clauses of the Supplemental Indenture), in order that it become enforceable against third parties. Upon such recordation, the Mortgage (including the granting clauses of the Supplemental Indenture) will be continued and be effective, under 12:702 of the Louisiana Revised Statutes, as to after-acquired and/or future property of the Company to the extent set forth therein (which property may be described in general terms) until six (6) years after the maturity date of the last maturing bonds issued under the Mortgage. No further recordation or filing in Louisiana is necessary to effect or preserve the lien of the Mortgage for the benefit of the holders of the Bonds or to make such lien effective as to and enforceable against third parties.

               (b) It will be necessary to deposit the Supplemental Indenture in the office of the Secretary of the State of Texas in accordance with 35.02 of the Texas Business and Commerce Code, as amended. Upon the deposit of the Supplemental Indenture as aforesaid, the lien granted thereby shall be perfected, and the perfection and notice provided by such filing shall continue in effect until terminated or released as to specific property by the filing of a termination statement or release signed by the secured party. No renewal, refiling or continuation of such filing is required, and no further or other recordation or filing under Texas law is requisite to preserve or protect the lien of the Mortgage for the benefit of the holders of the Bonds or to make such lien effective as to and enforceable against third parties.

               (c) All permanent physical properties and franchises of the Company (other than those expressly excepted in the Mortgage) presently owned by the Company are subject to the lien of the Mortgage, subject to minor defects and Permitted Encumbrances of the character referred to in paragraph (2) hereof.

               (4) The Mortgage has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company, is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the States of Texas and Louisiana, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein, which laws do not, in my opinion, make inadequate remedies necessary for the realization of the benefits of such security, and (ii) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

               (5) The Bonds have been duly and validly authorized by all necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and are entitled to the benefit of the security afforded by the Mortgage.

               (6) The Registration Rights Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and except as the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy.

               (7) The statements made in the Offering Memorandum under the captions "Description of New Bonds" and "Exchange Offer; Registration Rights," insofar as they purport to constitute summaries of the documents referred to therein, or of the benefits purported to be afforded by such documents (including, without limitation, the lien of the Mortgage), constitute accurate summaries of the terms of such documents and of such benefits in all material respects.

               (8)    The   Purchase  Agreement  has  been   duly
     authorized, executed and delivered by the Company.

               (9) Except as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which I do not pass, the documents or portions thereof filed with the Commission by the Company pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Offering Memorandum, on the respective dates filed with the
     Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith.

               (10) An appropriate order has been entered by the Commission under the Holding Company Act authorizing the issuance and sale of the Bonds by the Company; to the best of my knowledge, said order is in full force and effect; no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations with respect to the Bonds or under the Mortgage, the Registration Rights Agreement and the Purchase Agreement.

               (11)  The issuance and sale by the Company of  the
     Bonds and the execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement and the Mortgage (a) will not violate any provision of the Company's Restated Articles of Incorporation or the Company's By-laws, as amended, (b) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in (except as contemplated by the Mortgage) any of the assets of the Company pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to me (having made due inquiry with respect thereto) to which the Company is a party or which purports to be binding upon the Company or upon any of its assets, and (c) will not violate any provision of any law or regulation applicable to the Company or, to the best of my knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction).

               (12)  Assuming  that  (i) the representations  and
     warranties of each of the Company and you set forth in Sections 3(h), (i) and (k) and Section 4(b), respectively, of the Purchase Agreement are accurate and the agreements contained therein have been duly complied with, (ii) the Company will duly perform all of the covenants and agreements set forth in Sections 5(g), (h), (i), (j) and (k) of the Purchase Agreement and (iii) you have complied with the offering and transfer procedures and restrictions described in the Offering Memorandum, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act is required in connection with the offer and sale of the Bonds by the Company and the offer, initial resale and delivery of the Bonds by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that I do not express any opinion concerning any sale of the Bonds subsequent to the initial resales thereof by you).

     In  connection  with the preparation by the Company  of  the
Offering Memorandum, I have had discussions with certain of the officers, employees, and representatives of the Company and Entergy Services, Inc., with other counsel for the Company, and with the independent certified public accountants of the Company who audited certain of the financial statements incorporated by reference in the Offering Memorandum. My examination of the Offering Memorandum and the above-mentioned discussions did not disclose to me any information which gives me reason to believe that the Offering Memorandum, as of its date and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to (i) the financial statements or other financial or statistical data included or incorporated by reference in the Offering Memorandum or (ii) the information contained in the Offering Memorandum under the caption "Description of New Bonds - Book-Entry Securities."

     I have examined the portions of the information contained in the Offering Memorandum that are stated therein to have been made on my authority, and I believe such information to be correct. I have examined the opinions of even date herewith rendered to you by Thelen Reid & Priest LLP and Pillsbury Winthrop LLP and concur in the conclusions expressed therein insofar as they involve questions of Texas and Louisiana law.

     With respect to the opinions set forth in paragraphs (4) and
(5) above, I call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and the regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Mortgage) who seek to acquire, possess or use nuclear production facilities.

     I am a member of the Bar of the State of Louisiana and do not hold myself out for purposes of this opinion as an expert on the laws of any jurisdiction other than the State of Louisiana and the United States of America. As to all matters of Texas and New York law, I have relied, with your approval, in the case of Texas law, upon the opinion of even date herewith addressed to me (and in which it is stated you may rely) of Orgain, Bell & Tucker, L.L.P of Beaumont, Texas and, in the case of New York law, upon the opinion of even date herewith addressed to you of Thelen Reid & Priest LLP of New York, New York.

     The opinion set forth above is solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose, without my prior written consent, except that Thelen Reid & Priest LLP and Pillsbury Winthrop LLP may rely on this opinion as to all matters of Louisiana law in rendering their opinions required to be delivered under the Purchase Agreement.

                              Very truly yours,


                              Mark G. Otts
                              Senior Counsel-Corporate and Securities

                                                        EXHIBIT B




            [Letterhead of Thelen Reid & Priest LLP]



                                                November __, 2002

ABN AMRO Incorporated
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation

c/o  ABN AMRO Incorporated
     55 East 52nd Street, 6th Floor
     New York, New York  10055

     Barclays Capital Inc.
     200 Park Avenue
     New York, New York  10166

Ladies and Gentlemen:

     We, together with Mark G. Otts, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., and Orgain, Bell & Tucker, L.L.P., of Beaumont, Texas, have acted as counsel for Entergy Gulf States, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale to you pursuant to the Purchase Agreement, effective November 20, 2002 (the "Purchase Agreement"), between the Company and you, of $140,000,000 aggregate principal amount of its First Mortgage Bonds, 6% Series due December 1, 2012 (the "Bonds"), issued pursuant to the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Sixty-second Supplemental Indenture, dated as of November 15, 2002 (the "Supplemental Indenture") (the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the "Mortgage"). This opinion is being rendered to you at the request of the Company. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with:
(a) the Company's Restated Articles of Incorporation and the Company's By-Laws, as amended; (b) the Purchase Agreement; (c) the Registration Rights Agreement; (d) the Mortgage; (e) the Offering Memorandum; (f) the records of various corporate proceedings relating to the authorization, issuance and sale of the Bonds by the Company and the execution and delivery by the Company of the Supplemental Indenture, the Registration Rights Agreement and the Purchase Agreement; and (g) the proceedings before and the order entered by the Commission under the Holding Company Act relating to the issuance and sale of the Bonds by the Company. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) The Mortgage has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company, is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the States of Texas and Louisiana, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein, and (ii) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

          (2) The Bonds have been duly and validly authorized by all necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and are entitled to the benefit of the security afforded by the Mortgage.

          (3) The Registration Rights Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and except as the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy.

          (4) The statements made in the Offering Memorandum under the captions "Description of New Bonds" and "Exchange Offer; Registration Rights," insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          (5) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (6) Except as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which we do not pass, the documents or portions thereof filed with the Commission by the Company pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Offering Memorandum, on the respective dates filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith.

          (7)   An  appropriate  order has been  entered  by  the
     Commission under the Holding Company Act authorizing the issuance and sale of the Bonds by the Company; to the best of our knowledge, said order is in full force and effect; no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations with respect to the Bonds or under the Mortgage, the Registration Rights Agreement and the Purchase Agreement.

          (8) Assuming that (i) the representations and warranties of each of the Company and you set forth in Sections 3(h), (i) and (k) and Section 4(b), respectively, of the Purchase Agreement are accurate and the agreements contained therein have been duly complied with, (ii) the Company will duly perform all of the covenants and agreements set forth in Sections 5(g), (h), (i), (j) and (k) of the Purchase Agreement and (iii) you have complied with the offering and transfer procedures and restrictions described in the Offering Memorandum, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act is required in connection with the offer and sale of the Bonds by the Company and the offer, initial resale and delivery of the Bonds by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that we do not express any opinion concerning any sale of the Bonds subsequent to the initial resales thereof by you).

     While we have, for purposes of this opinion, reviewed and are familiar with the Offering Memorandum, we necessarily assume the correctness, completeness and fairness of the statements made by the Company and information included or incorporated by reference in the Offering Memorandum and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (4) above. In connection with the preparation by the Company of the Offering Memorandum, we have had discussions with certain officers, employees and representatives of the Company and Entergy Services, Inc., with other counsel for the Company, and with the independent certified public accountants of the Company who audited certain of the financial statements incorporated by reference in the Offering Memorandum. Our examination of the Offering Memorandum and our discussions did not disclose to us any information which gives us reason to believe that the Offering Memorandum, as of its date and at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to (i) the financial statements or other financial or statistical data included or incorporated by reference in the Offering Memorandum or (ii) the information contained in the Offering Memorandum
under   the  caption  "Description  of  New  Bonds  -  Book-Entry
Securities."

     With respect to the opinions set forth in paragraphs (1) and
(2) above, we call your attention to the fact that the provisions of the Atomic Energy Act of 1954, as amended, and the regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Mortgage) who seek to acquire, possess or use nuclear production facilities.

     We are members of the New York Bar and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the United States of America. As to all matters of Louisiana law, we have relied upon the opinion of even date herewith addressed to you by Mark G. Otts, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc. and as to all matters of Texas law, we have relied upon the opinion of even date herewith addressed to you (or in which it is stated you may rely) of Orgain, Bell & Tucker, L.L.P, Texas counsel to the Company. We have not examined into and are not passing upon matters relating to incorporation of the Company, titles to property, franchises or the lien of the Mortgage.

     The opinion set forth above is solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent, except that Mark G. Otts, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., may rely on this opinion as to all matters of New York law in rendering his opinion required to be delivered under the Purchase Agreement.


                                   Very truly yours,



                                   THELEN REID & PRIEST LLP

                                                        EXHIBIT C



             [Letterhead of Pillsbury Winthrop LLP]



                                                November __, 2002


ABN AMRO Incorporated
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation

c/o  ABN AMRO Incorporated
     55 East 52nd Street, 6th Floor
     New York, New York  10055

     Barclays Capital Inc.
     200 Park Avenue
     New York, New York  10166

Ladies and Gentlemen:

     We have acted as counsel for you as the Initial Purchasers of $140,000,000 aggregate principal amount of First Mortgage Bonds, 6% Series due December 1, 2012 (the "Bonds"), issued by Entergy Gulf States, Inc., a Texas corporation (the "Company"), under the Company's Indenture of Mortgage, dated September 1, 1926, with JPMorgan Chase Bank (formerly known as The Chase
Manhattan Bank), as trustee (the "Trustee"), as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented by the Sixty-second Supplemental Indenture, dated as of November 15, 2002 (the Indenture of Mortgage as so amended and supplemented being hereinafter referred to as the "Mortgage"), pursuant to the Purchase Agreement between you and the Company dated November 20, 2002 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

     We are members of the New York Bar and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the United States of America. We have, with your consent, relied without independent investigation upon the opinions of even date herewith addressed to you (or in which it is stated you may rely) by Mark
G. Otts, Esq., Senior Counsel-Corporate and Securities of Entergy Services, Inc., as to all matters of Louisiana law related to this opinion and by Orgain, Bell & Tucker, L.L.P as to all matters of Texas law related to this opinion. We have reviewed said opinions and believe that they are satisfactory. We have also reviewed the opinion of Thelen Reid & Priest LLP required by
Section 6(b) of the Purchase Agreement, and we believe that said opinion is satisfactory.

     We have reviewed, and have relied as to matters of fact material to this opinion upon, the documents delivered to you at the closing of the transactions contemplated by the Purchase Agreement, and we have reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to enable us to render this opinion. As to such matters of fact material to this opinion, we have relied upon representations and certifications of the Company in such documents and in the Purchase Agreement, and upon statements in the Offering Memorandum. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in all such original documents. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery of the Bonds by the Trustee and as to the authorization, execution and delivery of the Supplemental Indenture by the Trustee. We have not examined into, and are expressing no opinion or belief as to matters relating to, titles to property, franchises, the lien purported to be created by the Mortgage or the recordation or perfection of such lien.

     Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

          (1) The Mortgage has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company, and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) the laws of the States of Texas and Louisiana, where the property covered thereby is located, affecting the remedies for the enforcement of the security purported to be provided for therein, (ii) bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of reasonableness, good faith and fair dealing.

          (2) The Bonds have been duly and validly authorized by all necessary corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of reasonableness, good faith and fair dealing and are entitled to the benefit of the security purported to be afforded by the Mortgage.

          (3) The Registration Rights Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by the Company and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights, by general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of reasonableness, good faith and fair dealing and except as the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy.

          (4) The statements made in the Offering Memorandum under the captions "Description of New Bonds" and "Exchange Offer; Registration Rights," insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          (5) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (6) An appropriate order has been issued by the Commission under the Holding Company Act, authorizing the issuance and sale of the Bonds by the Company, and to the best of our knowledge, such order is in full force and effect; and no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required to permit the issuance and sale of the Bonds by the Company pursuant to the Purchase Agreement.

          (7) Except in each case as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which we do not pass, the documents filed with the Commission by the Company pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Offering Memorandum, on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith.

          (8) Assuming that (i) the representations and warranties of each of the Company and you set forth in Sections 3(h), (i) and (k) and Section 4(b), respectively, of the Purchase Agreement are accurate and the agreements contained therein have been duly complied with, (ii) the Company will duly perform all of the covenants and agreements set forth in Sections 5(g), (h), (i), (j) and (k) of the Purchase Agreement and (iii) you have complied with the offering and transfer procedures and restrictions described in the Offering Memorandum, no registration of the Bonds under the Securities Act or qualification of the Mortgage under the Trust Indenture Act is required in connection with the offer and sale of the Bonds by the Company and the offer, initial resale and delivery of the Bonds by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum (it being understood that we do not express any opinion concerning any sale of the Bonds subsequent to the initial resales thereof by you).

     While we have, for purposes of this opinion, reviewed and are familiar with the Offering Memorandum, we necessarily assume the correctness, completeness and fairness of the statements made by the Company and information included or incorporated by reference in the Offering Memorandum and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (4) above. In connection with the preparation by the Company of the Offering Memorandum, we have had discussions with certain officers, employees and representatives of the Company and Entergy Services, Inc., with counsel for the Company and with your representatives and with the independent certified public accountants of the Company who audited certain of the financial statements incorporated by reference in the Offering Memorandum. Our review of the Offering Memorandum and the above-mentioned discussions did not disclose to us any information that gives us reason to believe that the Offering Memorandum, as of its date and at the date hereof, taking into account the documents incorporated by reference therein, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements or other financial or statistical data included or incorporated by reference in the Offering Memorandum.

     With respect to the opinions set forth in paragraphs (1) and
(2)  above,  we call your attention to the fact that (i)  Section
9.06 of the Mortgage provides that the Company will promptly record and file the Supplemental Indenture in such manner and in such places as may be required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustee and (ii) the provisions of the Atomic Energy Act of 1954, as amended, and regulations promulgated thereunder impose certain licensing and other requirements upon persons (such as the Trustee or other purchasers pursuant to the remedial provisions of the Mortgage) who seek to acquire, possess or use nuclear production facilities.

     This opinion is solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereunder and may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent.


                              Very truly yours,



                              PILLSBURY WINTHROP LLP

                                                        EXHIBIT D





            ITEMS CONTAINED IN EXCHANGE ACT DOCUMENTS
     PURSUANT TO SECTION 6(d)(iv) OF THE PURCHASE AGREEMENT
         FOR INCLUSION IN THE LETTER OF THE ACCOUNTANTS
                       REFERRED TO THEREIN


Caption                  Page      Item

Annual Report on Form 10-
K  for  the  year  ended
December 31, 2001

"SELECTED FINANCIAL DATA 116       The   amounts  of   electric
FIVE-YEAR COMPARISON"              operating    revenues    (by
                                   source) for the twelve month
                                   periods  ended December  31,
                                   2001, 2000 and 1999

Quarterly Report on Form
10-Q  for  the quarterly
period  ended March  31,
2002

"SELECTED      OPERATING 36        The   amounts  of   electric
RESULTS"                           operating    revenues    (by
                                   source) for the three  month
                                   periods ended March 31, 2002
                                   and 2001

Quarterly Report on Form
10-Q  for  the quarterly
period  ended June   30,
2002

"SELECTED      OPERATING 44        The   amounts  of   electric
RESULTS"                           operating    revenues    (by
                                   source)  for the  three  and
                                   six month periods ended June
                                   30, 2002 and 2001

Quarterly   Report    on
Form   10-Q   for    the
quarterly  period  ended
September 30, 2002

"SELECTED      OPERATING 51        The   amounts  of   electric
RESULTS"                           operating    revenues    (by
                                   source)  for the  three  and
                                   six   month  periods   ended
                                   September 30, 2002 and 2001.